Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appgate, Inc.

Coral Gables, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 10, 2021, relating to the consolidated financial statements of Cyxtera Cybersecurity, Inc. d/b/a AppGate, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Miami, Florida

January 28, 2022